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                                                                    Exhibit 23.1


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of Kellwood Company of our report dated March 7, 2002 relating to the financial statements, which appears in Kellwood Company's 2001 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended January 31, 2002. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.






PricewaterhouseCoopers LLP

St. Louis, MO
June 20, 2002